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                                                                 EXHIBIT 10.10

                                                       Amendment No. 1 to
                                                       Employment Agreement
                                                       with Robert P. Mills, Jr.



                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


      This Amendment No. 1 (the "Amendment") to the Employment Agreement dated as of January 5, 1998 (the "Employment Agreement") between Annuity and Life Re (Holdings), Ltd., a Bermuda corporation (the "Company"), Annuity and Life Reassurance, Ltd., a subsidiary of the Company organized under the laws of Bermuda (the "Operating Company"), and Robert P. Mills, Jr. (the "Employee") is hereby entered into as of February 27, 1998 by and between the Company, the Operating Company and the Employee. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

      WHEREAS, the Company, the Operating Company and the Employee wish to modify certain provisions of the Employment Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree to the following amendment to the Employment Agreement:

      1. Duties. The first paragraph of Section 2 is hereby amended to read as follows:

            The Employee, during the Term of Employment, shall serve the Company as a Vice President and the Chief Actuary. The Employee shall also serve as a Vice President and the Chief Actuary of the Operating Company. The Employee shall be based at the Operating Company's headquarters in Bermuda, other than for periodic travel in the ordinary course of business. The Employee shall have such duties and responsibilities as are assigned to him by the Boards of Directors of the Company and the Operating Company commensurate with his positions as a Vice President and the Chief Actuary of the Company and the Operating Company.

      2. Entire Agreement. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement between the parties pertaining to the subject matter hereof and fully supercedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.


      3. Full Force and Effect. Except as expressly amended in this Amendment, the Employment Agreement shall remain in full force and effect.

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      4. Termination of Amendment. Notwithstanding anything to the contrary herein, this Amendment shall immediately and automatically terminate and have no further force and effect upon the termination or expiration, if any, of the Employment Agreement, in accordance with the provisions thereunder.

      5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same interest.

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.




                                    By: /s/ Robert P. Mills, Jr.
                                       ------------------------------------
                                       Robert P. Mills, Jr.



                                    Annuity and Life Re (Holdings), Ltd.




                                    By: /s/ Lawrence S. Doyle
                                       ------------------------------------
                                       Lawrence S. Doyle, President


                                    Annuity and Life Reassurance, Ltd.




                                    By: /s/ Lawrence S. Doyle
                                       ------------------------------------
                                       Lawrence S. Doyle, President



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